                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION

          STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE

                                         THREE MONTHS ENDED     YEAR ENDED
                                             DECEMBER 31        DECEMBER 31
                                         ------------------- -----------------
                                           1996      1995      1996     1995
                                         --------- --------- -------- --------
                                         (IN THOUSANDS EXCEPT PER SHARE DATA)
Net income.............................. $  51,615 $  47,892 $182,676 $174,955
                                         ========= ========= ======== ========
Average shares of common stock
 outstanding............................    54,775    58,231   56,605   58,262
                                         ========= ========= ======== ========
Earnings per common share............... $    0.92 $    0.82 $   3.23 $   3.00
                                         ========= ========= ======== ========